UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2024

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11611 N. Meridian Street, Suite 330 Carmel, IN 46032
(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 10, 2024, the employment of Dan Clarence, Chief Operating Officer of NeurAxis, Inc. (the “Company”), terminated effective immediately.

Pursuant to the employment agreement between the Company and Mr. Clarence, the Company will pay Mr. Clarence severance compensation in the form of salary continuation at his base salary of $275,000 per year through October 10, 2024. In addition, the Company and Mr. Clarence agreed that the Company would pay Mr. Clarence’s monthly COBRA premiums for continuation of health coverage through October 10, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2024	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer